                                                                 EXHIBIT 4.4.1



Post Office Box 7928
Boise, Idaho 83707-7928
208-383-7281


March 3, 1997

American Stores Company
709 East South Temple
Salt Lake City, UT 84102
Attn: Kathleen McDermott and Teresa Beck

Dear Ms. McDermott and Ms. Beck:

Reference is made to the certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated February 20, 1997, by and among American Stores Company, a Delaware corporation (the "Company") and the persons listed on the signature pages thereto. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Stock Purchase Agreement. The undersigned is listed on Schedule 2 to the Stock Purchase Agreement, together with the number of Shares owned by the undersigned.

The undersigned hereby agrees to become an Additional Seller and to (i) thereby sell the number of Shares computed in accordance with Section I of the Stock Purchase Agreement and (ii) be bound by each of the terms, representations, covenants and obligations applicable to Sellers under the Stock Purchase Agreement and the Registration Rights Agreement.

The undersigned further agrees that any notices required to be sent to the undersigned pursuant to the Stock Purchase Agreement and the Registration Rights Agreement shall be deemed to be validly sent for all purposes of such Agreements if sent to the attention of the undersigned at the address set forth on the revised copy of Schedule 2 to the Stock Purchase Agreement enclosed herewith.

This letter agreement is being delivered by the undersigned to the Company and the Initial Sellers within 10 business days after the date of the Stock Purchase Agreement.

Please acknowledge your receipt of this letter agreement by executing the enclosed copy of this letter and returning it to the undersigned. Also please return to the undersigned an updated and final copy of Schedule 1 to the Stock Purchase Agreement reflecting the Shares Owned, Repurchased Shares and Payment Amount applicable to the undersigned.

                                 Very truly yours,



                                 U.S. Bank of Idaho
                                 as Trustee of each of the Trusts listed on the initialed pages of Schedule 2 attached hereto.


                             By: /s/ Michael W. Sullivan
                                ______________________________________________
                                Vice President

Acknowledged and Agreed:

AMERICAN STORES COMPANY

By: /s/ Teresa Beck
   -----------------------------
Name:   Teresa Beck
Title:  CFO

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                              REVISED SCHEDULE 2


                             U.S. Bank, As Trustee



U.S. Bank, Successor Trustee, UA dtd 9/13/68                             267,884
with Lynda Sue Skaggs (Balukoff)
The Lynda Sue Skaggs (Balukoff) Personal Trust

U.S. Bank, Successor Trustee UA dtd 2/2/66                                49,200
with Vivian Skaggs Armstrong for the
benefit of Lynda Sue Skaggs (Balukoff)

U.S. Bank, Successor Trustee, UA dtd 11/23/83 with                        10,352
Vivian Skaggs Armstrong for the benefit of David
P. Langton Lifetime Trust

U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with                     10,140
Vivian Skaggs Armstrong for the benefit of David Paul Langton, Age 30 Trust

U.S. Bank, Successor Trustee, UA dtd 11/23/83 With                        10,352
Vivian Skaggs Armstrong for the benefit of Melissa
Rae Langton Lifetime Trust

U.S. Bank, As Successor Trustee, UA dtd 11/23/83 With                     10,140
Vivian Skaggs Armstrong for the benefit of Melissa Rae Langton, Age 30 Trust

U.S. Bank, Successor Trustee, UA dtd 11/23/83 With                        10,352
Vivian Skaggs Armstrong for the benefit of Sherri
Lyn Balukoff Lifetime Trust

U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with                     10,140
Vivian Skaggs Armstrong for the benefit of Sherri Lyn Balukoff, Age 30 Trust

U.S. Bank, Successor Trustee, UA dtd 11/23/83 With                        10,352
Vivian Skaggs Armstrong for the benefit of Jenifer
Balukoff Lifetime Trust

U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with                      9,680
Vivian Skaggs Armstrong for the benefit of Jenifer
Balukoff, Age 30 Trust

U.S. Bank, Successor Trustee, UA dtd 11/23/83 With                        10,353
Vivian Skaggs Armstrong for the benefit of Anthony
Joseph Balukoff, Jr. Lifetime Trust

U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with                     10,140
Vivian Skaggs Armstrong for the benefit of Anthony
Joseph Balukoff, Jr., Age 30 Trust

U.S. Bank, Successor Trustee, UA dtd 11/23/83 With                        10,353
Vivian Skaggs Armstrong for the benefit of Stephen
R. Balukoff Lifetime Trust


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                              REVISED SCHEDULE 2

U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with   10,140
Vivian Skaggs Armstrong for the benefit of Stephen
Robert Balukoff, Age 30 Trust

U.S. Bank, Successor Trustee, UA dtd 11/23/83 with      10,352
Vivian Skaggs Armstrong for the benefit of Karen
Marie Balukoff Lifetime Trust

U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with   10,140
Vivian Skaggs Armstrong for the benefit of Karen
Marie Balukoff, Age 30 Trust

U.S. Bank, Successor Trustee, UA dtd 11/23/83 with      10,353
Vivian Skaggs Armstrong for the benefit of Sam
Balukoff Lifetime Trust

U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with   10,140
Vivian Skaggs Armstrong for the benefit of Sam
Balukoff, Age 30 Trust

U.S. Bank, As Trustee, UA dtd 2/13/97 with Linda       220,000
Sue Skaggs Balukoff, the Balukoff Charitable
Remainder Trust


                              Total:                   700,563
                                                       -------


Address for Notices to U.S. Bank:


101 South Capitol Boulevard
Boise, Idaho 83702
Attn:  Michael W. Sullivan
Fax (208) 383-3870

or

P.O. Box 7928
Boise, Idaho 83707
Attn:  Michael W. Sullivan
Fax (208) 383-3870